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                                                                    EXHIBIT 23.2
                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form SB-2 filed by Massachusetts Fincorp, Inc., Boston, Massachusetts, and all amendments thereto; and in the Form H-(e)1-S for Massachusetts Fincorp, Inc., and all amendments thereto, relating to the conversion of The Massachusetts Co-operative Bank, Boston, Massachusetts, from a Massachusetts-chartered mutual co-operative bank to a Massachusetts-chartered stock co-operative bank, the concurrent issuance of the Bank's outstanding capital stock to Massachusetts Fincorp, Inc., a holding company formed for such purpose, and the offering of Massachusetts Fincorp, Inc.'s common stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                  MULDOON, MURPHY & FAUCETTE

                                                  /s/ Muldoon, Murphy & Faucette


Dated this 24th day of
September, 1998